Exhibit 32.1

CERTIFICATION OF CHIEF EXECUTIVE OFFICER

I certify, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

1. the Quarterly Report on Form 10-Q of LabOne, Inc. for the period ending Marh 31, 2005 (the "Report") fully complies with the requirements of Section 13 (a) or 15 (d) of the Securities Exchange Act of 1934; and

2. the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of LabOne, Inc.

LabOne, Inc.

Date: May 9, 2005

By /s/ W. Thomas Grant II
W. Thomas Grant II, Chairman of the Board,
President and Chief Executive Officer

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to LabOne, Inc., and will be retained by LabOne, Inc., and furnished to the Securities and Exchange Commission or its staff upon request.